Aggressive Asset Management
Aggressive Asset Management
Joint Ventures Exposure
Joint Ventures Exposure
$        3,076,550 $      882,882 $                2,193,668
1,999,330 770,024 1,229,306 Others
$        1,077,220 112,858 $                    964,362 Lennar
Equity of the unconsolidated entities:
$        5,538,393 $    2,355,332 $                3,183,061
3,693,907 2,355,332 1,338,575 Non-recourse debt
676,912 676,912 Partner several recourse
256,250 256,250 Reimbursement agreements with partners
$           911,324 $                    911,324 Lennar net recourse exposure
Total
Unconsolidated
Entities
LandSource,
Heritage
Fields & Kyle
Acquisition
Unconsolidated
Entities (Excluding
LandSource, Heritage
Fields & Kyle)
Exhibit 99.1
The total debt of the unconsolidated entities as of August 31, 2007 was as follows (dollars in thousands):